UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2023

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amendment to Third Amended and Restated Credit and Security Agreement

PC Connection, Inc. (the “Company”) entered into a Third Amended and Restated Credit and Security Agreement on February 24, 2012, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A. (the “Agent”), as agent for the lenders (the “Credit Facility”), pursuant to which the Company may borrow up to $50.0 million, which may be increased to $80.0 million at the option of the Company in certain circumstances. The Credit Facility includes various customary financial ratios and operation covenants, including minimum net worth and maximum funded debt ratio requirements, and default acceleration provisions. On June 13, 2023, the Company, as borrower, and GovConnection, Inc., PC Connection Sales Corporation, MoreDirect, Inc. and GlobalServe, Inc., as guarantors, entered into the Fourth Amendment to Third Amended and Restated Credit and Security Agreement (the “Amendment”) with Citizens Bank, N.A., as Agent and lender.

The Amendment, among other things, made the following modifications to the Credit Facility:

●	All references to “LIBOR Rate” in the Credit Agreement and the Other Documents were replaced with references to “BSBY Rate”, which is defined in the Amendment as the rate per annum equal to the greater of (a) the product obtained by multiplying (i) the BSBY Screen Rate (which publishes the Bloomberg Short-Term Bank Yield Index) determined on the first day of the interest period with a term equivalent to such interest period by (ii) the Statutory Reserve Rate, and (b) 0.00% per annum;
●	All references to “LIBOR Rate Loan” in the Credit Agreement and the Other Documents were replaced with references to “BSBY Rate Loan”; and
●	All references to “Domestic Rate Loan” in the Credit Agreement and the Other Documents were replaced with references to “ABR Loan”.

Capitalized terms used in the Current Report on Form 8-K and not otherwise defined herein shall have the respective meanings ascribed to them in the Amendment. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Fourth Amendment to the Third Amended and Restated Credit and Security Agreement, dated as of June 13, 2023, by and among PC Connection, Inc., as Borrower, GovConnection, Inc., PC Connection Sales Corporation, MoreDirect, Inc. and GlobalServe, Inc., as Guarantors, and Citizens Bank, N.A., as Lender and Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2023	PC CONNECTION, INC.

	By:	/s/ Thomas C. Baker
Thomas C. Baker
Senior Vice President, Chief Financial Officer & Treasurer